SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                October 17, 2005
                Date of Report (Date of earliest event reported)


                                SOYO GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                        333-42036                 95-4502724
----------------------------    -------------------------    -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                            1420 South Vintage Avenue
                         Ontario, California 91761-3646
          (Address of principal executive offices, including zip code)


                                 (909) 292-2500
              (Registrant's telephone number, including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Appointment of Independent Directors
          ------------------------------------

SOYO Group Inc. today announced the appointment of four additional independent directors to its board of directors. The appointees are Paul F. Risberg, Chung Chin Keung, Zhi Yang Wu and Daniel Hou. SOYO now has a total of six directors on its board. Chung Chin Keung was appointed as the independent non-executive director and audit committee member. Mr. Chung has more than 14 years commercial experience, including more than 10 years in accounting and finance for publicly listed companies in various countries. Mr. Chung is currently the chief finance officer of KPI Co. Ltd. (0605, Hong Kong Stock Exchange), a listed company in Hong Kong. Mr. Chung holds a Master of Business Administration from the University of Manchester, England.

Paul F. Risberg was appointed as the independent non-executive director and audit committee member. Mr. Risberg has more than 13 years of investment banking and securities market expertise. He is currently the president of Altenergy Inc., an alternative energy service company that retails and installs energy equipment, and serves as a board director of China Energy Savings Technology Inc. (NASDAQ: CESV - News), a leading provider of energy-saving products and solutions in China. From 1998 until 2002, Mr. Risberg served as divisional vice president of Fahnestock & Co. Inc. (now known as Oppenheimer & Co.), one of the oldest New York Stock Exchange firms.

Zhi Yang Wu was appointed as the independent non-executive director and compensation committee member. Mr. Wu is the vice chairman of Qiao Xing Universal Telephone Inc. (Nasdaq: XING - News), one of China's largest manufacturers and distributors of telecommunication products. Mr. Wu currently also serves as chairman & CEO of CEC Telecom, one of the largest mobile phone manufacturers in China and a subsidiary of Qiao Xing. Mr. Wu currently oversees CEC Telecom with annual sales in excess of $200 million. Mr. Wu received a Diploma in Business Management from Huizhou University of China, and has completed graduate studies in business management at Beijing University.

Daniel Hou was appointed as the independent non-executive director and audit compensation member. Mr. Hou has served as the president of Reyes Electronics Inc., a computer peripheral supplier he founded in 1986. Mr. Hou received a B.A. degree in chemistry from National Chung-Hsing University, Taiwan, in 1973 and a master's degree in material science from the University of Utah in 1978.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                        SOYO GROUP, INC.
                                                        ----------------
                                                          (Registrant)




Date: October 27, 2005                            By: /s/ NANCY CHU
     -----------------                               ---------------------------
                                                     Nancy Chu, CFO